EX – 99.(a)(13)

ARTICLES SUPPLEMENTARY

OF

MERCANTILE FUNDS, INC.

MERCANTILE FUNDS, INC., a Maryland corporation having its principal office in the City of Baltimore, Maryland and registered as an open-end investment company under the Investment Company Act of 1940, as amended (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation has classified (a) Four Hundred Million (400,000,000) of the Corporation’s authorized but unissued and unclassified shares of capital stock, of the par value of $.001 per share as Class Q Common Stock, (b) One Hundred Million (100,000,000) of the Corporation’s authorized but unissued and unclassified shares of capital stock, of the par value of $.001 per share as Class Q – Special Series 1 Common Stock, (c) One Hundred Million (100,000,000) of the Corporation’s authorized but unissued and unclassified shares of capital stock, of the par value of $.001 per share as Class Q – Special Series 2 Common Stock, and (d) One Hundred Million (100,000,000) of the Corporation’s authorized but unissued and unclassified shares of capital stock, of the par value of $.001 per share as Class Q – Special Series 3 Common Stock (Class C Shares), with an aggregate par value of Seven Hundred Thousand Dollars ($700,000), pursuant to the following resolutions adopted at a regular meeting of the Board of Directors of the Corporation held on May 9, 2003:

RESOLVED, that pursuant to the authority expressly given to the Board of Directors in Article VI, Section 6.4 of the Corporation’s Articles of Incorporation, the Board of Directors hereby classifies Four Hundred Million (400,000,000) of the Corporation’s authorized but unissued and unclassified shares as Class Q Common Stock (Institutional Shares), One Hundred Million (100,000,000) of the Corporation’s authorized but unissued and unclassified shares as Class Q – Special Series 1 Common Stock (Class A Shares), One Hundred Million (100,000,000) of the Corporation’s authorized but unissued and unclassified shares as Class Q – Special Series 2 Common Stock (Class B Shares), One Hundred Million (100,000,000) of the Corporation’s authorized but unissued and unclassified shares as Class Q – Special Series 3 Common Stock (Class C Shares), with an aggregate par value of Seven Hundred Thousand Dollars ($700,000);

FURTHER RESOLVED, that shares of Class Q Common Stock shall represent interests in the Low Duration Bond Fund; and

FURTHER RESOLVED, that each share of Class Q Common Stock shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in the Corporation’s Articles of Incorporation and as listed below:

1.	Assets Belonging to a Class. All income, earnings, profits and proceeds, including any proceeds derived from the sale, exchange or liquidation of such shares, and any assets derived from any reinvestment of such proceeds in whatever from shall be allocated among shares of Class Q, Class Q – Special Series 1, Class Q – Special Series 2 and Class Q – Special Series 3 in proportion to their respective net asset values.

2.	Liabilities Belonging to a Class. All liabilities (including expenses) of the Corporation in respect to shares of Class Q, Class Q – Special Series 1, Class Q – Special Series 2 and Class Q – Special Series 3 shall be allocated in proportion to their respective net asset values. If in the future the Board of Directors determines to enter into agreements which provide for services for shares of Class Q, Class Q – Special Series 1, Class Q – Special Series 2 and Class Q – Special Series 3 and to allocate any related expenses to the extent that may be from time to time determined by the Board of Directors, then:

(a) Each of the share classes of Class Q, Class Q – Special Series 1, Class Q – Special Series 2 and Class Q – Special Series 3 shall separately bear its respective expenses and liabilities with respect to (i) payments to institutions under any agreements entered into by or on behalf of the Corporation which provide for services by the institutions exclusively for their customers who own of record or beneficially such share class, and (ii) such other expenses and liabilities as the Board of Directors may from time to time determine as directly attributable to such share class;

(b) No shares of the other respective share classes of Class Q, Class Q – Special Series 1, Class Q – Special Series 2 and Class Q

– Special Series 3 nor any other series of share classes of the Corporation shall bear the expenses and liabilities described in subparagraph (a) above; and

(c) No shares of Class Q, Class Q – Special Series 1, Class Q – Special Series 2 and Class Q – Special Series 3 shall bear (i) the expenses and liabilities of payments to institutions under any agreements entered into by or on behalf of the Corporation which provide for services by the institutions to any other series of share classes of the Corporation exclusively for their customers who own of record or beneficially such other shares, and (ii) such other expenses and liabilities as the Board of Directors may from time to time determine of any other series of share classes of the Corporation.

3.	Preferences, Conversion and Other Right, Voting Powers, Restrictions, Limitations as to Dividends, Qualifications, and Terms and Conditions or Redemption. Except as provided in these Articles Supplementary or as otherwise required by law:

(a) Each share of Class Q, Class Q – Special Series 1, Class Q – Special Series 2 and Class Q – Special Series 3 shall on any matter that pertains to the agreements or expenses and liabilities described under Section 2 above (or to any plan or other document adopted by the Corporation relating to said agreements, expenses or liabilities) and that is submitted to a vote of shareholders of the Corporation, only the shares of the respective class shall be entitled to vote, except if said matter affects any other series of share classes of the Corporation, then other affected series of share classes of the Corporation shall also be entitled to vote. In such case, the affected share classes shall be voted in the aggregate together and not by class or series except where otherwise required by law or permitted by the Board of Directors of the Corporation.

(b) At such times, which may vary among the holders of shares within the respective series, as may be determined by the Board of Directors (or with the authorization of the Board of Directors, the officers of the Corporation) in accordance with the Investment Company Act of 1940, as amended, and applicable rules and regulations of the National Association of Securities Dealers, Inc. and reflected in the registration statement relating to the Corporation’s Class Q – Special Series 2 may be automatically converted into Class Q – Special Series 3 based on the relative net asset values of such series at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, the officers of the Corporation) and reflected in the registration statement relating to the Class Q – Special Series 2 as aforesaid.

(c) At such times, which may vary among the holders of shares within the respective series, as may be determined by the Board of Directors (or with the authorization of the Board of Directors, the officers of the Corporation) in accordance with the Investment Company Act of 1940, as amended, and applicable rules and regulations of the National Association of Securities Dealers, Inc. and reflected in the registration statement relating to the Corporation’s Class Q – Special Series 1, Class Q – Special Series 2 and Class Q – Special Series 3 may be automatically converted into shares of any other series of shares of the Corporation with the same class designation based on the relative net asset values of such series at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, the officers of the Corporation) and reflected in the registration statement relating to the respective series of shares to be converted.

(d) The Corporation shall, to the extent permitted by applicable law, have the right at any time (i) at its option, to redeem the Class Q – Special Series 1, Class Q – Special Series 2 and Class Q – Special Series 3 owned by any holder thereof if the value of such Class Q – Special Series 1, Class Q – Special Series 2 and Class Q – Special Series 3 in the account maintained by the Corporation or its transfer agent for such holder is less than One Thousand Dollar ($1,000) (or such larger or smaller amount as may be determined by the Board of Directors of the Corporation from time to time and reflected in its registration statement), provided, however, that each such holder shall be notified that the value of his or her account is less that One Thousand Dollars ($1,000) (or such other amount) and allowed at least thirty (30) days to make additional purchases of shares before such redemption is processed by the Corporation, and (ii) to charge a fee for the maintenance of any account described in clause (i) above, and at its option, to redeem any such shares of such holder in payment of any such fee.

SECOND: The shares of Common Stock of the Corporation classified pursuant to the resolutions set forth herein have been classified by the Corporation’s Board of Directors under the authority contained in the Corporation’s Articles of Incorporation. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

THIRD: The total number of shares of capital stock which the Corporation is authorized to issue is Twenty Billion (20,000,000,000) shares (of the par value of ($.001) per share and of the aggregate par value of Twenty Million Dollars ($20,000,000)), and was heretofore classified as follows:

1. Classification	2. Number of Shares Authorized

Class A	1,200,000,000
Class A – Special Series 1	500,000,000
Class A – Special Series 2	500,000,000
Class A – Special Series 3	500,000,000
Class B	700,000,000
Class B – Special Series 1	500,000,000
Class B – Special Series 2	500,000,000
Class B – Special Series 3	500,000,000
Class C	600,000,000
Class C – Special Series 1	500,000,000
Class C – Special Series 2	500,000,000
Class C – Special Series 3	500,000,000

3. Classification	4. Number of Shares Authorized

Class E	500,000,000
Class E – Special Series 1	100,000,000
Class E – Special Series 2	100,000,000
Class E – Special Series 3	100,000,000
Class F	500,000,000
Class F – Special Series 1	100,000,000
Class F – Special Series 2	100,000,000
Class F – Special Series 3	100,000,000

Class G	400,000,000
Class G – Special Series 1	100,000,000
Class G – Special Series 2	100,000,000
Class G – Special Series 3	100,000,000
Class H	400,000,000
Class H – Special Series 1	100,000,000
Class H – Special Series 2	100,000,000
Class H – Special Series 3	100,000,000
Class J	400,000,000
Class J – Special Series 1	100,000,000
Class J – Special Series 2	100,000,000
Class J – Special Series 3	100,000,000
Class K	400,000,000
Class K – Special Series 1	100,000,000
Class K – Special Series 2	100,000,000
Class K – Special Series 3	100,000,000
Class L	400,000,000
Class L – Special Series 1	100,000,000
Class L – Special Series 2	100,000,000
Class L – Special Series 3	100,000,000
Class M	400,000,000
Class M – Special Series 1	100,000,000
Class M – Special Series 2	100,000,000
Class M – Special Series 3	100,000,000
Class N	400,000,000
Class N – Special Series 1	100,000,000
Class N – Special Series 2	100,000,000
Class N – Special Series 3	100,000,000
Class O	400,000,000
Class O – Special Series 1	100,000,000

Class O – Special Series 2	100,000,000
Class O – Special Series 3	100,000,000
Class P	400,000,000
Class P – Special Series 1	100,000,000
Class P – Special Series 2	100,000,000
Class P – Special Series 3	100,000,000
Unclassified	5,100,000,000

FOURTH: The total number of shares of capital stock which the Corporation is authorized to issue is Twenty Billion (20,000,000,000) shares (of the par value of One Mill ($.001) per share and of the aggregate par value of Twenty Million Dollars ($20,000,000)), and is presently classified as follows:

5. Classification	6. Number of Shares Authorized

Class A	1,200,000,000
Class A – Special Series 1	500,000,000
Class A – Special Series 2	500,000,000
Class A – Special Series 3	500,000,000
Class B	700,000,000
Class B – Special Series 1	500,000,000
Class B – Special Series 2	500,000,000
Class B – Special Series 3	500,000,000
Class C	600,000,000
Class C – Special Series 1	500,000,000
Class C – Special Series 2	500,000,000
Class C – Special Series 3	500,000,000
Class E	500,000,000
Class E – Special Series 1	100,000,000
Class E – Special Series 2	100,000,000
Class E – Special Series 3	100,000,000
Class F	500,000,000
Class F – Special Series 1	100,000,000
Class F – Special Series 2	100,000,000
Class F – Special Series 3	100,000,000

Class G	400,000,000
Class G – Special Series 1	100,000,000
Class G – Special Series 2	100,000,000
Class G – Special Series 3	100,000,000
Class H	400,000,000
Class H – Special Series 1	100,000,000
Class H – Special Series 2	100,000,000
Class H – Special Series 3	100,000,000
Class J	400,000,000
Class J – Special Series 1	100,000,000
Class J – Special Series 2	100,000,000
Class J – Special Series 3	100,000,000
Class K	400,000,000
Class K – Special Series 1	100,000,000
Class K – Special Series 2	100,000,000
Class K – Special Series 3	100,000,000

7. Classification	8. Number of Shares Authorized

Class L	400,000,000
Class L – Special Series 1	100,000,000
Class L – Special Series 2	100,000,000
Class L – Special Series 3	100,000,000
Class M	400,000,000
Class M – Special Series 1	100,000,000
Class M – Special Series 2	100,000,000
Class M – Special Series 3	100,000,000
Class N	400,000,000
Class N – Special Series 1	100,000,000
Class N – Special Series 2	100,000,000
Class N – Special Series 3	100,000,000
Class O	400,000,000
Class O – Special Series 1	100,000,000
Class O – Special Series 2	100,000,000
Class O – Special Series 3	100,000,000
Class P	400,000,000
Class P – Special Series 1	100,000,000
Class P – Special Series 2	100,000,000
Class P – Special Series 3	100,000,000
Class Q	400,000,000
Class Q – Special Series 1	100,000,000
Class Q – Special Series 2	100,000,000
Class Q – Special Series 3	100,000,000
Unclassified	4,400,000,000

IN WITNESS WHEREOF, MERCANTILE FUNDS, INC. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary as of this 26th day of August, 2003.

MERCANTILE FUNDS, INC.

By:	/s/ John J. Pileggi

John J. Pileggi President

Witness:

/s/ Jennifer E. Vollmer

Jennifer E. Vollmer Secretary

CERTIFICATE

THE UNDERSIGNED, President of MERCANTILE FUNDS, INC., who executed on behalf of said Corporation the attached Articles Supplementary of said Corporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the attached Articles Supplementary to be the corporate act of said Corporation, and certifies that to the best of his knowledge, information and belief the matters and facts set forth in the attached Articles Supplementary with respect to authorization and approval are true in all materials respects, under the penalties for perjury.

Dated: August 26, 2003	/s/ John J. Pileggi
John J. Pileggi President